EXHIBIT 15



September 13, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Commissioners:

We are aware that our report dated August 22, 2000 on our review of interim financial information of C&D Technologies, Inc. and Subsidiaries (the "Company") as of and for the period ended July 31, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Forms S-8 (Registration Nos. 33-31978, 33-71390,
33-86672,   333-17979,   333-38891  and  333-59177,   333-42054)  and  Form  S-3
(Registration No. 333-38893).

Very truly yours,



/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP